UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note Extension

On July 29, 2020, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), issued to GHS Investments LLC (“GHS”) a Convertible Promissory Note in the original principal amount of $75,000 (the “Note”). The Note was previously extended on multiple occasions, most recently pursuant to Extension No. 6, dated October 29, 2025, which extended the maturity date of the Note to April 29, 2026.

On May 21, 2026, the Company entered into Extension No. 7 to the Note (the "Extension") with GHS, pursuant to which the maturity date of the Note was extended to October 31, 2026 (the "Maturity Date"). In addition, all prior Events of Default (as defined in the Note), known or unknown to GHS, were waived by GHS as of the effective date of the Extension.

The foregoing description of the Extension is not complete and is qualified in its entirety by reference to the full text of that document. A copy of the Extension is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Extension No. 7 to Convertible Promissory Note, dated May 21, 2026, by and between IIOT-OXYS, Inc. and GHS Investments LLC
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: May 27, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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